-------------------------------------------------
                               Dated 30 March 2000





                             Shareholders Agreement



                           Telstra Corporation Limited
                                     ("TCL")

                          Telstra Holdings Pty Limited
                                     ("THPL)

                      Austar United Communications Limited
                                    ("AUCL")

                           Saturn (NZ) Holding Company
                                     Pty Ltd
                                  ("Saturn NZ")

                          Saturn Communications Limited
                                   ("Company")










                            Mallesons Stephen Jaques
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                                 Tel: 9296 2000
                                 Fax: 9296 3999
                                 DX: 113 Sydney
                                  Ref: RAG:NBC

Contents    Shareholders Agreement
--------------------------------------------------------------------------------

            1 Interpretation                                                   3

            2 Scope and business of Company                                   10

            3 Conditions Precedent                                            11

            4 Constitution of Company                                         12

            5 Restrictions on transfers and mortgages of Shares               12

            6 Board of Directors                                              15

            7 Responsibilities of the Board                                   17

            8 Management and operations                                       19

            9 Special Majority                                                20

            10 Deadlock                                                       22

            11 Capital and Funding                                            24

            12 Supply of Products and Services                                28

            13 Exclusivity                                                    30

            14 Procuring Performance                                          32

            15 Warranties                                                     33

            16 Termination                                                    33

            17 Fair Market Valuation                                          35

            18 Requirements on a Sale of Shares                               37

            19 Confidentiality, Publicity and Audit                           37

            20 Notices                                                        39

            21 Miscellaneous                                                  40

            22 Governing law, jurisdiction and service of process             41

            Schedule 1 [ Not Used ]                                           43

            Schedule 2 CEO Delegation Resolution                              44

            Schedule 3 Management and Reporting Responsibilities Schedule     47

            Schedule 4 Incentive Compensation Plan - Key terms                50

            Schedule 5 Accession Deed                                         53

            1 Accession                                                       54

            2 Notices                                                         54

            3 Miscellaneous                                                   55

--------------------------------------------------------------------------------

                             Shareholders Agreement

Date:               30 March 2000

Parties:
                    TELSTRA CORPORATION LIMITED (ACN 051 775 556) of 231 Elizabeth Street, Sydney NSW ("TCL")

                    TELSTRA HOLDINGS PTY LIMITED (ACN 057 808 938) of 231 Elizabeth Street, Sydney NSW ("THPL")

                    AUSTAR UNITED COMMUNICATIONS LIMITED (ACN 087 695 707) of Level 29, 259 George Street, Sydney, NSW 2000 ("AUCL")

                    SATURN (NZ) HOLDING COMPANY PTY LTD (ACN 088 052 000) of Level 29, 259 George Street, Sydney NSW ("Saturn NZ")

                    SATURN COMMUNICATIONS LIMITED of 75 The Esplanade, Petone, Wellington, New Zealand ("Company")

Recitals:
               A. AUCL is a subsidiary of UGC and is a listed Australian company.

               B. Saturn NZ and the Company are wholly owned subsidiaries of AUCL.

               C.   TCL is a listed Australian company.

               D.   THPL and TNZ are wholly owned subsidiaries of TCL.

               E.   The Company and TNZ carry on business in New Zealand.

               F.   AUCL and TCL have agreed:

                    (a) to merge the businesses of the Company and TNZ pursuant to the Merger Agreement; and

                    (b)  to  operate  the  Company  as  an  incorporated   joint
                         venture.

               G. This agreement sets out the terms on which TCL and AUCL shall conduct the joint venture.

               H.   On completion of the transaction  contemplated by the Merger
                    Agreement:

                    (a) THPL will hold 50% of the Shares in the Company, fully paid; and

                    (b) AUCL and Saturn NZ will between them hold 50% of the Shares in the Company, fully paid.

Operative provisions:

1    Interpretation
--------------------------------------------------------------------------------

Definitions

     1.1 The following words have these meanings in this agreement unless the contrary intention appears:

         Affiliate of any specified person means any other person which, directly or indirectly, controls, is controlled by or in under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means:

          (a) the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting shares, by contract or otherwise; or

          (b)  the  holding of not less than 40% of the  shares in such  person,

          and the term "controlled" has a meaning correlative to the foregoing.

          ASX means the Australian Stock Exchange Limited.

          AUCL Services Agreement means the agreement by that name between AUCL and the Company to be executed before Completion.

          Board means all or some of the Directors acting as a board.

          Budget means a budget for the business of the Company, containing:

          (a) a budget for the Company for the period of the Business Plan, including, without limitation, a breakdown of revenue, operating expenditure, capital expenditure and other items normally found in the budget for a substantial telecommunications business; and

          (b) an annual detailed operating budget containing projections as at the end of each month during the year of income, expenses, cashflow and balance sheet for the first year of the Business Plan, including:

               (i) an annual operating budget for the Company, containing projections as at the end of each month during that year of consolidated income, expenses, cashflow and balance sheet;

              (ii) a forecast of the annual operating expenditure and a projection of whether and when any additional funds will be required; and

             (iii) a forecast of annual capital expenditure and a projection of whether and when any additional funds will be required.

          Business Day means a day from Monday to Friday, not being a public holiday in Wellington, Auckland or Sydney.

          Business Plan means, for a period of five Financial Years, a plan for the business of the Company, taking into account the Financial Model and containing:

          (a) a description of the overall objectives and strategies of the Company for the period of the Business Plan, including, without limitation, the Company's profit and Shareholder value objectives for the period;

          (b) a report which compares the performance of the Company during the then current Financial Year with the Business Plan of the Company for the then current Financial Year;

          (c) a description of the products and services which the Company will offer during at least the first 18 months of the Business Plan;

          (d) a marketing plan for the Company for at least the first 18 months of the Business Plan, including, without limitation, the pricing policy of the Company for that period;

          (e) a detailed description of the human resources policy for the Company, including the forecast number of the full time and part time employees, and number and source of Shareholder secondees to the Company, for the period of the Business Plan;

          (f) a cashflow forecast for the Company for the period of the Business Plan;

          (g) a funding plan for the equity, debt, operating and expenditure and capital expenditure requirements of the Company for the period of the Business Plan;

          (h) a description of proposed material commitments or liabilities not in the ordinary course of the Company's business;

          (i) any proposed acquisition or disposal of any asset or business which would require Board approval;

          (j)  any proposed profit sharing arrangements with third parties;

          (k) any proposed Security Interests to be given over any material assets;

          (l) any proposed loans, guarantees or Security Interests to be made or given.

          CEO means the chief executive officer of the Company.

          CEO Delegation Resolution means a resolution of the Board setting out the powers and duties of the CEO.

          Chairman means the Director who is chairman of the Board and of meetings of the members of the Company.

          Commencement Date means the day on which Completion occurs.

          Company Bank Facility means the Syndicated Senior Secured Debt facility provided by Toronto Dominion Australia Limited (and others) to the Company and each Transaction Document as defined in that facility.

          Completion has the meaning set out in the Merger Agreement.

          Confidential Information means:

          (a) the provisions of this agreement and of each Establishment Agreement; and

          (b) any information, data, practices and techniques supplied or disclosed under or in connection with this agreement or an Establishment Agreement by a party ("supplier") to another party ("recipient") other than information, data, practices and techniques:

               (i) in the possession of a recipient prior to the date of its disclosure by the supplier;

              (ii) in the public domain prior to the date of its disclosure by the supplier;

             (iii) which have entered the public domain other than as a result of breach of confidence by the recipient; or

              (iv) supplied to a recipient without restriction by a third party who is under no obligation to a supplier to maintain that
                    information   in   confidence.

          Constitution means the constitution of the Company.

          Consultancy Agreement means the agreement between TCL and the Company, to be executed before Completion.

          Deed of Accession means a deed,  substantially  in the form set out in schedule 5, under which a new Shareholder agrees to be bound by all of the provisions of this agreement.

          Director means a director of the Company.

          Establishment Agreements means:

          (a)  the Merger Agreement;

          (b)  the Offer to Acquire Shares;

          (c)  the Consultancy Agreement;

          (d)  the Jack Matthews Deed;

          (e)  the TCL Services Agreement;

          (f)  the AUCL Services Agreement;

          (g)  the Warranty Agreement;

          (h)  the TCL/Company IP Licence Agreement; and

          (i)  the  TCL/TNZ  IP Licence  Agreement.

          Financial Model means the Financial Model developed by TCL and AUCL and initialled by representatives of TCL and AUCL on the date of this agreement for the purposes of identification.

          Financial Year means a period of 12 consecutive months ending on 30 June, provided that the first financial year of the Company after Completion shall start on the Commencement Date and end on 30 June 2000.

          Indentures means:

          (a) the Indenture between UIH Australia/Pacific, Inc and American Bank National Association for $US443,000,000 14% Senior Discount Notes dated 14 May 1996 (as amended);

          (b) the Indenture between UGC and Firstar Bank of Minnesota N.A. for Initial Issuance of $US1,375,000,000 10 3/4% Senior Secured Discount Notes Due 2008 dated 5 February 1998; and

          (c) the Indenture between UGC and Firstar Bank of Minnesota N.A. for Initial Issuance of $US355,000,000 Senior Discount Notes Due 2009 dated 29 April 1999, as amended from time to time.

          Initial Business Plan means the Business Plan annexed to the MOU between TCL and AUCL dated 24 February 2000.

          Insolvency means:

          (a) where a party goes into liquidation (other than for a solvent restructuring which has been previously approved in writing by the other parties, such approval not to be unreasonably withheld);

          (b) where a party is wound up or dissolved or removed from a companies register (except in the event of an amalgamation of the Company and TNZ);

          (c) where a party enters into a scheme of arrangement with its creditors or any class thereof;

          (d) where a party incorporated in Australia has an administrator appointed;

          (e) where a party has a receiver or manager appointed in respect of that party or a material part of its assets;

          (f) where a party is unable to pay its debts as they become due in the normal course of business; or

          (g) where any event analogous in nature to any event described in paragraphs (a) to (f) has occurred in respect of a party under the laws of any relevant jurisdiction.

          Jack Matthews Deed means the deed by that name between Jack Matthews and the Company, to be executed before Completion.

          Merger Agreement means the agreement by that name between TCL, AUCL and the Company, dated on or about the date of this agreement.

          Offer to Acquire Shares means the agreement by that name between the Company and THPL, dated on or about the date of this agreement.

          Security Interest means:

          (a) a mortgage, pledge, lien, charge, assignment, hypothecation, security interest or any interest or power otherwise arising in or over any interest in any security (as defined in paragraph 1.2(k)) or reserved in or over an asset, or any other right of a creditor to have a claim satisfied prior to other creditors from the proceeds of any asset; or

          (b) an agreement to create or give any security or right referred to in subparagraph (a) of this definition. Services Agreements means the AUCL Services Agreement and TCL Services Agreement.

          Shareholder means a person who holds the legal interest in any Shares, and at the Commencement Date means THPL, AUCL and Saturn NZ.

          Shareholder   Group  means  the  UGC  Shareholder  Group  or  the  TCL
          Shareholder Group.

          Shares means ordinary voting shares in the capital of the Company and Shareholding means a holding of Shares.

          TCL/Company IP Licence Agreement means the agreement by that name between TCL and the Company, to be executed before Completion.

          TCL Services Agreement means the agreement by that name between TCL and the Company, to be executed before Completion.

         TCL Shareholder Group means TCL and each entity controlled by it but (only for the purposes of clause 13) shall not at any time include any of the following entities or any entity controlled by any of the following entities:

          (a)  the Foxtel Partnership and the Foxtel Television Partnership;

          (b)  Solution 6 Holdings Limited;

          (c)  Sausage Software Limited;

          (d)  Computershare Limited; or

          (e)  PlesTel  Pty Ltd and the  PlesTel  Operating  Trust.

          TCL/TNZ IP Licence Agreement means the agreement by that name between TCL and TNZ, to be executed before Completion.

          Telstra  Saturn  Incentive   Compensation   Plan  means  an  incentive
          compensation   plan  for  the   employees   of  the  Company  and  its
          subsidiaries, the key terms of which are set out in Schedule 4.

          TNZ means Telstra New Zealand Limited of Level 9, 191 Queen Street, Auckland.

          TNZ Group means TNZ and each of its subsidiaries.

          UGC means UnitedGlobalCom, Inc.

          UGC Shareholder Group means UGC and each entity controlled by it.

          Warranty Agreement means the agreement by that name between TCL and AUCL, dated on or about the date of this agreement.

Interpretation

     1.2  In this agreement, unless the context otherwise requires:

          (a) a reference to a clause, schedule, annexure or appendix is a reference to a clause of or schedule, annexure or appendix to this agreement and references to this agreement include any recital, schedule, annexure or appendix;

          (b) a reference to this agreement or another instrument includes any variation or replacement of either of them;

          (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (d)  the singular includes the plural and vice versa;

          (e) where a word or phrase is defined, other grammatical forms of that word or phrase have the appropriate corresponding meaning;

          (f)  the  word  "person"  includes  a  firm,  a  body  corporate,   an
               unincorporated association, a partnership or an authority;

          (g) a reference to a "person" includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assigns;

          (h) all references to "subsidiary" or "related body corporate" bear the meaning as set out in Division 6 of Part 1.2 of the Corporations Law;

          (i) all references to "holding company" and "wholly owned subsidiary" bear the meaning as set out in section 9 of the Corporations Law;

          (j) "control" and "controlled" are defined by the test set out in paragraph 9 of Australian Accounting Standard AASB 1024;

          (k)  all  references  to  "security"  bear the  meaning  as set out in section 92(3) of the Corporations Law;

          (l) all references to "including" mean "including but not limited to";

          (m) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

          (n) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

          (o) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

          (p)  a reference to a time is that time in Wellington, New Zealand;

          (q) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

          (r)  a reference to a month is a reference to a calendar month;

          (s) if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

          (t) all currency references are to the lawful currency of New Zealand; and

          (u)  where  a  right  under  this   agreement  is   exercisable  by  a
               Shareholder Group, it is exercisable:

               (i)  with respect to the UGC Shareholder Group - by AUCL; and

              (ii)  with respect to the TCL Shareholder Group - by TCL;

          (v) "dispose" means any dealing with a security, including but not limited to a sale, transfer, assignment, trust, option or swap and any alienation of all or any part of the rights attaching to a security, or any interest in a security or giving a Security Interest over any security, and includes any attempt to so deal or give or the taking of any steps for the purposes of so dealing or giving.

Headings

     1.3  Headings  are  inserted  for   convenience   and  do  not  affect  the
          interpretation of this agreement.

2    Scope and business of Company
--------------------------------------------------------------------------------

Scope of business of the Company
     2.1 The Company shall carry on business as a communications carrier and service provider, including, without limitation, in the telephony (voice, data and image), internet, broadcasting and narrowcasting industries (including pay TV and content provision).

     2.2 The Company shall not carry on business outside New Zealand without the prior written consent of all Shareholders whose Shareholder Group holds in aggregate 20% or more of the number of issued Shares. For the avoidance of doubt, the provision of internet and other services which by their nature have incidental reach outside of New Zealand will not breach this clause 2.2. Where such services have incidental reach outside of New Zealand, the Company must not promote such services outside of New Zealand.

     2.3 The prohibition in clause 2.2 shall not apply to the Company arranging to deliver goods or services to a person outside of New Zealand where the Company is required to do so by virtue of obligations undertaken by the Company in New Zealand, and the Company supplies goods and services to that person or an Affiliate of that person in New Zealand.

Brand
     2.4 Within 30 days after Completion the Company shall change its name to "Telstra Saturn Limited".

     2.5 If the TCL Shareholder Group ceases to be a Shareholder of the Company for any reason, the Company must cease using the word "Telstra" in its name within 6 months after the date that the TCL Shareholder Group ceases to be a Shareholder of the Company.

     2.6 If the TCL/Company IP Licence Agreement is terminated for any reason, the Company must within three months after that termination do all things and execute all documents necessary to ensure the cancellation of registration of the name "Telstra Saturn Limited".

     2.7 Brands for the Company's products and services shall be determined by the Board. Policies of the venture

     2.8 Each Shareholder must vote its rights as a Shareholder and procure the Directors nominated by it to act and vote so as to ensure that the Company acts in conformity with this agreement, and that all information about the Company and its business is available to all Directors.

     2.9 The Shareholders shall procure that the Company distributes by way of dividend or interim dividend in respect of each Financial Year such of its profits as are legally available for distribution and are in excess of its anticipated capital expenditure, working capital, reserve and other requirements as determined by the Board.

     2.10 In accordance with section 131(4) of the Companies Act 1993 (NZ), Directors may when exercising powers or performing duties as Directors of the Company, act in a manner which they believe to be in the best interests of their appointor, even though such action may not be in the best interests of the Company.

     2.11 This agreement sets out the obligations of the parties to each other and no obligations of good faith nor fiduciary duties shall be implied.

3    Conditions Precedent
--------------------------------------------------------------------------------

     3.1  This agreement shall not take effect until Completion.

     3.2 On this agreement taking effect the Shareholders must procure that a meeting of the Board is held at which:

          (a)  the Initial Business Plan is adopted by the Company;


          (b)  the CEO  Delegation  Resolution  set out in Schedule 2 is passed;
               and

          (c)  the management and reporting responsibilities schedule set out in
               Schedule 3 is adopted by the Company;

          (d) the Board notes that TCL and AUCL have nominated Ernst & Young and Arthur Andersen as joint auditors of the Company and makes that appointment;

          (e)  the Financial Year of the Company is agreed; and

          (f)  the Board  approves  the Telstra  Saturn  Incentive  Compensation
               Plan.

4    Constitution of Company
--------------------------------------------------------------------------------

     4.1  The Shareholders intend that if an inconsistency arises between:

          (a)  the Constitution; and

          (b)  this agreement,

     this agreement shall prevail to the extent of the inconsistency and each Shareholder agrees to take any steps which for the time being are within its power and are necessary to procure that the Constitution is promptly altered to eliminate the inconsistency.

5    Restrictions on transfers and mortgages of Shares
--------------------------------------------------------------------------------
Transfers and assignments

     5.1 A Shareholder must not dispose of any Shares or create a Security Interest over any Shares, except in accordance with the express terms of this agreement or with the prior written consent of all Shareholders. This clause 5.1 does apply to any Security Interests granted prior to the date of this agreement by AUCL or Saturn NZ pursuant to the Company Bank Facility.

     5.2 Subject to clause 5.5, the UGC Shareholder Group may sell all (but not some) of its Shares at any time after the third anniversary of the Commencement Date, provided:

          (a) it first offers to sell those Shares by notice to TCL at fair market value agreed by AUCL and TCL within 30 days of receipt of that notice, failing which a valuation notice will be deemed given requiring the fair market value to be determined under clause 17;

          (b) TCL may, at any time within 14 days after the fair market value is agreed or determined under clause 17, give notice to AUCL requiring AUCL and Saturn NZ to sell all of their Shares to TCL or its nominee at that fair market value. If such a notice is given, AUCL and Saturn NZ must on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) sell all of their Shares to TCL or its nominee at that fair market value; and

          (c) if TCL fails to give a notice to AUCL and Saturn NZ under subparagraph (b), AUCL and Saturn NZ may sell all of their Shares to any person for net consideration which is no less favourable to them than the fair market value agreed or determined, at any time within 90 days after the expiry of the 14 day period referred to in subparagraph (b).

5.3 Subject to clause 5.5, THPL may sell all (but not some) of its Shares at any time after the third anniversary of the Commencement Date, provided:

          (a) it first offers to sell those Shares by notice to AUCL at a price nominated by THPL ("nominated price");

          (b) AUCL may at any time within 30 days after receiving the notice under subparagraph (a), give notice to THPL requiring THPL to sell all of its Shares to AUCL or its nominee at the nominated price. If such a notice is given, THPL must on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) sell all of its Shares to AUCL or its nominee at the nominated price; and

          (c) if AUCL fails to give a notice to THPL under subparagraph (b), THPL may sell all of its Shares to any person for net consideration which is no less favourable to THPL than the nominated price, at any time within 90 days after the expiry of the 30 day period referred to in subparagraph (b).

     5.4 A Shareholder Group may pledge its Shares as security for the purposes of it or any related body corporate raising funds, provided that the holder of the pledge ("lender") undertakes to the other Shareholder Group that:

          (a) in the event of exercising its rights under that pledge it shall give immediate notice to the other Shareholder Group ("exercise notice") in which case a member of the other Shareholder Group nominated in writing shall have the right to purchase those Shares at fair market value agreed with the lender within 30 days of receipt of the exercise notice, failing which a valuation notice will be deemed given requiring the fair market value to be determined under clause 17. The nominated member may at any time within 30 days after the fair market value is agreed with the lender, or determined under clause 17, give notice to the lender requiring it to sell all of its Shares to the nominated member at that fair market value. If such notice is given, the lender must on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) sell all of its Shares to the nominated member at that fair market value; and

          (b) whilst it holds any Shares, the lender shall be bound by the terms of this agreement as a Shareholder.

          This clause 5.4 does not apply to any pledge granted prior to the date of this agreement by AUCL or Saturn NZ pursuant to the Company Bank Facility.

     5.5

          (a) Any Shareholder may transfer all (but not some) of its Shares at any time to:

               (i)  a wholly owned subsidiary;

              (ii) in the case of Saturn NZ - AUCL or in the case of THPL - TCL; or

             (iii)  an Affiliate which is not a wholly owned subsidiary.

               For the  avoidance  of doubt a  transfer  of Shares  pursuant  to
               subparagraphs   (ii)  and  (iii)  may  be   effected  by  way  of
               amalgamation, merger or liquidation.

          (b) Subject to paragraph (c) the transferor must promptly take a retransfer of those Shares if at any time the transferee ceases to be a wholly owned subsidiary or Affiliate (as the case may be) of the transferor;

          (c) Paragraph (b) shall not apply where the transferee ceases to be a wholly owned subsidiary of the transferor due to a public offering of securities in the transferee, provided the transferee remains a subsidiary of the transferor after that offer closes. The transferor must promptly take a retransfer of the Shares if at any time that transferee ceases to be a subsidiary of the transferor.

          (d) If either Saturn NZ or THPL ceases to exist for any reason, AUCL or TCL respectively automatically assumes all obligations of Saturn NZ or TCL under this agreement.

     5.6  A Shareholder must not assign its rights under this agreement without:

          (a)  the prior written consent of all other Shareholders; or

          (b) unless such assignment is in conjunction with a sale of Shares permitted by this agreement.

     5.7 Prior to any person who is not currently a Shareholder acquiring or being issued any Shares, it must enter into an Accession Deed as set out in schedule 5 agreeing to be bound by the terms of this agreement.

     5.8 If a Shareholder ("seller") is seeking to sell its Shares to a third party under clauses 5.2(c) or 5.3(c) (as the case may be):

          (a) the other Shareholders must not do anything which would frustrate the ability of the seller to sell its Shares to a third party, subject always to the obligations of the other Shareholders at law or under stock exchange listing rules. This clause 5.8(a) shall not compel the other Shareholders to provide any information to the third party about the Company or its business; and

          (b) the seller may disclose to the third party confidential information about the Company and its business, provided the seller has first provided to the other Shareholders a confidentiality deed executed by the third party on terms reasonably acceptable to and in favour of the seller and the other Shareholders.

     5.9  AUCL must procure that:

          (a)  any subsidiaries of AUCL which directly hold any Shares; and

          (b)  any subsidiaries of AUCL which indirectly hold any Shares,

          are and remain wholly owned subsidiaries of AUCL.

          This clause 5.9 shall not apply to any public offering of securities in any entity described in paragraph (b), provided that entity remains a subsidiary of AUCL upon completion of that public offer, after which time AUCL must procure that the entity remains a subsidiary of AUCL.

     5.10 TCL must procure that:

          (a)  any subsidiaries of TCL which directly hold any Shares; and

          (b)  any subsidiaries of TCL which indirectly hold any Shares,

          are and remain wholly owned subsidiaries of TCL.

          This clause 5.10 shall not apply to any public offering of securities in any entity described in paragraph (b), provided that entity remains a subsidiary of TCL upon completion of that public offer, after which time TCL must procure that the entity remains a subsidiary of TCL.

Entry of Third Party

     5.11 The entry of a third party as a Shareholder to the Company requires the prior written consent of all existing Shareholders.

     5.12 Any Shareholder may propose the entry of a third party as a Shareholder to the Company. If a Shareholder proposes the entry of a third party with a Shareholding of at least 20%, the other
          Shareholders must consider that proposal in good faith and use commercially reasonable endeavours to conclude an agreement with all Shareholders and the third party.

     5.13 Where the entry of a third party as a Shareholder to the Company has been agreed under clause 5.11, the UGC Shareholder Group's aggregate Shareholding shall be diluted in favour of the third party. However the UGC Shareholder Group's aggregate Shareholding percentage (following the entry of that third party as a Shareholder and taking account of any related sale of Shares by the UGC Shareholder Group to the TCL Shareholder Group) must not be less than that of the third party.

6    Board of Directors
--------------------------------------------------------------------------------
Appointment of Directors

     6.1 Each Shareholder Group is entitled to appoint Directors in accordance with clause 6.2, to remove any Director appointed by it, and to replace a Director appointed by it who dies, resigns or is removed from or otherwise vacates office.

     6.2  Initially, the Board will comprise:


          (a)  three Directors appointed by the TCL Shareholder Group; and

          (b)  three  Directors   appointed  by  the  UGC   Shareholder   Group.

          Thereafter, if there is any change in the percentage Shareholdings of the TCL Shareholder Group or the UGC Shareholder Group:

          (c) the number of Directors which each Shareholder Group may nominate is determined from the following table:

               Percentage of issued             No. of Directors who may be
               Shares held by the                    appointed by the
               Shareholder Group                     Shareholder Group

               Less than 10%                               Nil
               10% to less than 20%                         1
               20% to less than 50%                         2
               50%                                          3
               More than 50%                                4

          (d) the existing Shareholders must, where necessary as a result of the change in percentage Shareholding, procure resignations from the relevant number of their nominated Directors.

Chairman
     6.3 The Chairman must be a Director appointed alternately by THPL and AUCL (in that order) for periods of 12 months from the Commencement Date. THPL must appoint the first Chairman. The non-appointing Shareholder has the right to veto one nomination by the appointing Shareholder at the time of every appointment.

     6.4 The Chairman will be entitled to preside as chairman at meetings of members of the Company and the Board. The Chairman is not entitled to a casting vote at any meeting of members of the Company or the Board.

Alternates
     6.5 A Shareholder may appoint an alternate director for each of its appointed Directors, and Directors may appoint proxies, in accordance with the Constitution.

Meetings of the Board
     6.6 The quorum for a meeting of Directors will be the attendance of at least one Director (in person, by alternate or proxy) nominated by each of the Shareholder Groups. If two consecutive meetings of Directors are postponed due to a lack of quorum, the quorum for the resulting subsequent meeting shall be any two Directors (in person, by alternate or proxy). Notwithstanding clause 6.9, the period between each postponed meeting must be not less than 5 Business Days.

     6.7 Subject to clause 9, decisions of the Board are to be made by simple majority of the total number of votes represented at the meeting.

     6.8 At any meeting of the Board each Director present in person or by alternate or proxy (and where a Shareholder has appointed more than one Director, those Directors collectively, whether or not they are all present) is entitled to exercise a number of votes equal to the total number of issued Shares held by the Shareholder Group appointing that Director.

     6.9 Subject to clause 6.6, a meeting of the Board may be called by any Director on not less than 10 Business Days' notice.

     6.10 There must be no less than four Board meetings per Financial Year, the majority of which must be held in New Zealand.

     6.11 Board meetings may be held by telephone or audio-visual means provided each participant can hear each other participant.

     6.12 A resolution of the Board may be passed by identical circular resolutions signed by all Directors.

     6.13 A matter cannot be voted upon at a Board meeting unless it is set out in reasonable detail in the agenda sent with the notice of meeting, or all Directors present at the meeting agree to vote on the matter.

7    Responsibilities of the Board
--------------------------------------------------------------------------------

Business and affairs of the Company

     7.1  Subject to this agreement, the Board is to be responsible for:

          (a) directing the business and affairs of the Company (except for those matters delegated to the CEO, which, for the avoidance of doubt, shall not include any of the matters described in clause
               9);

          (b)  establishing   the   general   policies  of  the   Company;

          (c) establishing the strategic priorities and objectives of the Company;

          (d) establishing the financial objectives and accounting policies of the Company;

          (e) approving and amending the Initial Business Plan, the Business Plan or the Budget;

          (f) approving a CEO Delegation Resolution for all matters not set out in this clause 7.1;

          (g)  approving   and   amending   the    management    and   reporting
               responsibilities schedule (the initial version of which is set out in schedule 3);

          (h) approving the remuneration of senior executives of the Company referred to in clause 8.7;

          (i)  approving the audited accounts of the Company; and

          (j)  determining  the payment of dividends in  accordance  with clause
               2.9.

     7.2 Each Shareholder agrees to take any reasonable steps within its power and are necessary to procure that:

          (a)  as soon as is practicable  after the date of this agreement,  the
               Board:

               (i) develops the operations of the Company in conformity with this agreement and the Establishment Agreements;

              (ii) implements the Initial Business Plan, the Business Plan and the Budget; and

          (b) there is a quorum present for all duly convened meetings of the Board.

     7.3 Subject to their obligations at law, Directors may disclose to and discuss with their appointing Shareholder information obtained by those Directors in the course of performing their duties as Directors. TCL and AUCL must procure that their Shareholder Groups do not use that information to the detriment of the Company.

     7.4 If at any time the Board fails to approve a Business Plan for the next Financial Year ("relevant year") within 60 days after submission for approval by the CEO in accordance with the CEO Delegation Resolution, then with respect to the relevant year, the Initial Business Plan or the Business Plan last approved by the Board shall apply.

     7.5 If at any time the Board fails to approve a Budget for the next Financial Year ("Relevant Year") within 60 days after submission for approval by the CEO in accordance with the CEO Delegation Resolution, then with respect to the Relevant Year, the expenditure and revenue levels in the operating budget (referred to in paragraph (a) of the definition of "Budget" in clause 1.1) which was last approved by the Board for the Financial Year immediately before the relevant year shall apply for the relevant year, each increased by 10%. This clause 7.5(b) shall not apply to capital expenditure.

     7.6 For the avoidance of doubt, clauses 7.4 and 7.5 do not affect the operation of clause 10.1(b).

8    Management and operations
--------------------------------------------------------------------------------

Appointment of the CEO
     8.1 Subject to clauses 8.3 to 8.5, TCL may nominate (by at least 30 days notice to AUCL) and appoint from time to time the CEO, the first of whom shall be employed by TCL and provided to the Company in accordance with the Consultancy Agreement. If any subsequent nominees are employees of TCL or AUCL, TCL or AUCL (as the case may be) and the Company must in good faith negotiate a consultancy agreement for the provision of the nominee's services to the Company as CEO.

First CEO
     8.2 TCL and AUCL agree that the first CEO of the Company will be Jack Matthews.

Veto of appointment and removal of CEO
     8.3 If the UGC Shareholder Group holds in aggregate no less than 20% of issued Shares, AUCL may by notice to TCL and the Company veto the nomination of a second or subsequent CEO within 21 days after receiving the notice of nomination. A second or subsequent CEO may not be appointed until the earlier of:

          (a)  AUCL consenting to the appointment of the CEO; or

          (b) the period during which AUCL may veto the nomination under this clause 8.3 has lapsed.

     8.4 If the UGC Shareholder Group holds in aggregate less than 50% but no less than 20% of issued Shares, and has reasonable cause to believe that removal of the CEO is in the best interests of the Company, AUCL may by notice to TCL and the Company require the immediate removal of the CEO. AUCL must set out a statement of reasons in such notice. The Company or TCL (if either of those parties is the employer of the CEO) must remove the CEO from his position immediately upon receiving any such notice.

     8.5 If the UGC Shareholder Group holds in aggregate not less than 50% of issued Shares, AUCL may by notice to TCL and the Company require the immediate removal of the CEO at any time. The Company or TCL (if either of those parties is the employer of the CEO) must remove the CEO from his position immediately upon receiving any such notice.

     8.6 TCL may at any time upon notice to the Company and AUCL remove the CEO. The Company or AUCL (if either of those parties is the employer of the CEO) must remove the CEO from his position immediately upon receiving any such notice.

Senior  executives  and  employees
     8.7 A Shareholder may nominate any person for the CEO's consideration for appointment to a senior executive position (other than the position of CEO).

     8.8 At the request of the Board, each Shareholder must second their employees to the Company on a commercial basis, however the number of employees seconded by a Shareholder to the Company must not exceed 5% of the number of full-time employees of the Company.

Telstra Saturn Incentive Plan
     8.9 TCL (with respect to all relevant employees of the TNZ Group) and AUCL and the Company (with respect to all relevant employees of the
          Company) must use all reasonable endeavours to procure prompt acceptance of and participation in the Telstra Saturn Incentive Compensation Plan.

9    Special Majority
--------------------------------------------------------------------------------

     9.1 Notwithstanding any contrary provision in this agreement, the following matters may only be decided by the Board and such decisions require an affirmative vote of at least 80% of the total number of votes represented at a Board meeting:

          (a) approving or materially amending the Initial Business Plan, the Business Plan or the Budget including, without limitation, approving any investment, operating expenditure, capital expenditure, capital raising, borrowing or disposal during a Financial Year which is in excess of 15% more than the budgeted annual amount for that category set out in the Initial Business Plan, the Business Plan or the Budget for that Financial Year;

          (b)  any public listing or public issue of securities of the Company;

          (c) any incurrence of an indebtedness by the Company or its subsidiaries of an amount which is in excess of $1,000,000 (other than in accordance with the Initial Business Plan or the Business
               Plan);

          (d) the acquisition or disposal of all or part of a business for consideration exceeding 5% of the book value of the assets of the Company at the Commencement Date (in the event the decision is to be made in the first Financial Year of the Company) or (in all other cases) at the end of the previous Financial Year;

          (e) commencing on such date as AUCL is no longer subject to the Indentures, any reduction or return of capital of the Company;

          (f) any decision to place the Company into Insolvency within the meaning of paragraphs (a), (b), (c), (d), (e) or (g) of the definition of that term in clause 1.1;

          (g) the Company or a subsidiary of the Company entering into, extending, renewing, terminating or materially amending an agreement with a member of a Shareholder Group, where the amount to be spent or received by the Company or the subsidiary under that agreement exceeds 5% of the book value of the assets of the Company and its subsidiaries at the Commencement Date (in the event the decision is to be made in the first Financial Year after the Commencement Date) or (in all other cases) at the end of the previous Financial Year;

          (h) any merger or amalgamation of the Company or a subsidiary of the Company;

          (i)  the appointment or dismissal of the auditors of the Company;

          (j) lending or providing other financial accommodation (other than in the ordinary course of business);

          (k) providing a guarantee or similar support of an obligation of any other person (other than a wholly owned subsidiary of the Company or in accordance with the Initial Business Plan or the Business
               Plan);

          (l) providing a Security Interest over any assets of the Company, other than for borrowings which are made by the Company or a subsidiary of the Company or are in accordance with this agreement and the Initial Business Plan or the Business Plan;

          (m) the creation of any committee of the Board or the delegation of any power of the Board to any committee or other person;

          (n) any decision to commence, defend settle or terminate any litigation, counterclaim or other similar proceedings involving a claim exceeding $20,000,000. This paragraph (n) shall not apply to any litigation or proceedings as described in clause 9.2.

          (o)  approving the audited accounts of the Company;

          (p) any acquisition or disposal of any security or any interest in any person;

          (q) subject to clause 5.11, the issuing of any securities in the Company or in any subsidiary of the Company (other than in accordance with the Initial Business Plan or the Business Plan );

          (r) the appointment of each person who in accordance with the current management and reporting responsibilities schedule, directly reports to the CEO; and

          (s) revoking, replacing or materially amending a CEO Delegation Resolution or the management and reporting responsibilities schedule (schedule 3).

     9.2 Directors nominated by a Shareholder Group are not entitled (in person, by alternate or proxy) to vote on any Board resolution concerning any decision as to whether the Company or a subsidiary of the Company should commence, defend, settle or terminate any litigation, counterclaim or other similar proceedings arising from:

          (a) an agreement described in clause 9.1(g) (including, without limitation, any of the Establishment Agreements) with a member of that Shareholder Group; or

          (b) the rights or obligations of the Company or a subsidiary of the Company at law with respect to any member of that Shareholder Group.

10   Deadlock
--------------------------------------------------------------------------------

     10.1 Subject to clause 10.2, there is a deadlock if:

          (a) there is a dispute between the Shareholder Groups or their nominee Directors, at any time about a Board proposal which involves:

          (i) a significant change to the activities of the Company (compared to the activities contemplated by the Initial Business Plan or the then current Business Plan) within ASX Listing Rule 11 which is:

               (A) within the scope of the business of the Company as set out in clause 2.1; or

               (B) within the scope of the business of any member of a Shareholder Group or any comparable carrier or service provider in any place; or

         (ii) an acquisition or disposal by the Company of an asset, business or securities with a value in excess of the greater of:

               (A) 30% of the book value of the net assets of the Company in the latest monthly management accounts submitted to the Board; and

               (B) 30% of the fair market value of the business of the Company as at the date of the valuation notice referred to in clause 10.5; or

          (b) there is a dispute between the Shareholder Groups or their nominee Directors as described in clauses 9.1(a), (b) or (p) (in the case of clause 9.1(p), insofar as the acquisition or disposal is for an amount exceeding $20 million) at any time while the UGC Shareholder Group holds fewer issued Shares than the TCL Shareholder Group.

          If within 14 days after the second Board Meeting referred to in clause
          10.4 TCL and AUCL cannot agree upon the fair market value of the business of the Company, the fair market value of the business of the Company shall be determined under clause 17.

     10.2 There is no deadlock if the proposal involves:

          (a) an agreement, arrangement or understanding between the Company on the one hand and a Shareholder or a related body corporate of a Shareholder on the other hand; or

          (b)  the entry of a third party as a shareholder in the Company.

     10.3 Each Shareholder must act in good faith in relation to any proposal the subject of a deadlock and use its best endeavours to resolve the deadlock as quickly as practical. It is the intention of the parties that this clause 10 cannot be used as a mechanism to arbitrarily cause or bring about the exit of a Shareholder and that this clause 10 will only apply to situations where there is a bona fide and fundamental difference in views between the Shareholders over the best means to enable the Company vigorously to compete and grow its business in New
          Zealand:

          (a) within the scope of the business of the Company as defined in clause 2.1; or

          (b) within the scope of the business of any member of a Shareholder Group or any comparable carrier or service provider in any place.

          In recognition of its obligations under this clause 10.3, in the event there is a deadlock about a proposal by THPL which leads to THPL acquiring Shares in the Company under clause 10.6, THPL shall use all reasonable commercial endeavours to implement that proposal.

     10.4 In the event of any dispute between the Shareholder Groups or their nominee directors relating to the business of the Company which has been considered at two Board meetings and has resulted in the failure of the Board to pass a resolution, any Shareholder may give a dispute notice to the other Shareholders commencing a 60 day escalation procedure which must include escalation to the Group Managing Director of the relevant TCL business unit and to the Chairman of AUCL.

    10.5 If after the 60 day period referred to in clause 10.4 (provided the Group Managing Director and Chairman have met (whether in person or by telephone or audio visual means) at least twice to discuss the dispute) there is no resolution of a dispute which is a deadlock (as defined in clause 10.1), TCL may issue a valuation notice to AUCL in which case the fair market value of all of the AUCL and Saturn NZ's Shares shall be determined under clause 17 ("AUCL Share Valuation").

    10.6 TCL may at any time within 30 days after receiving the AUCL Share Valuation give notice to AUCL and Saturn NZ requiring AUCL and Saturn NZ to sell to TCL or its nominee all of their Shares at the AUCL Share Valuation. AUCL and Saturn NZ must on such Business Day as in nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) sell all of their Shares to TCL or its nominee at the AUCL Share Valuation.

    10.7 If TCL does not give a notice under clause 10.6, the proposal the subject of the deadlock shall be regarded as defeated.

    10.8 Upon the resolution of a deadlock in favour of the proposal the subject of a deadlock, the Shareholders shall use best endeavours to implement the proposal.

    10.9 A valuation notice cannot be given by TCL under clause 10.5 before the third anniversary of the Commencement Date.

    10.10 In the event and for so long as the TCL Shareholder Group holds fewer Shares than the UGC Shareholder Group, this clause 10 will be reversed so that references to TCL will be read as references to AUCL and vice versa and references to Saturn NZ shall be deleted. Clause 10.10 shall not apply to the extent that the reason why the TCL Shareholder Group holds fewer Shares than the UGC Shareholder Group is because the UGC Shareholder Group has acquired Shares in accordance with clause 11.3(b), provided (and from the date that) the TCL Shareholder Group has given notice in accordance with clause 11.3(d) with respect to those Shares and duly complies with its obligations under that clause.

11   Capital and Funding
--------------------------------------------------------------------------------

     11.1 The Company shall be funded from third party debt in accordance with the Initial Business Plan or the Business Plan up to a debt to equity ratio of up to 1:1. Any greater debt to equity ratio shall be a matter for determination by the Board.

     11.2 Each Shareholder must contribute further funding, in the sums and at the times set out in the Initial Business Plan or the then current Business Plan by way of debt or equity as determined by the Initial Business Plan or the then current Business Plan, in proportion to its Shareholding percentage in the Company. For the purposes of the Initial Business Plan and any Business Plan:

          (a) the amount shown in the cashflow statement as "New Debt Issued" must be funded by third party debt, unless the Board determines otherwise or, if such third party debt funding is not available for any reason, it must be contributed by the Shareholders as equity funding in proportion to their Shareholding percentages in the Company; and

          (b) the amount shown in the cashflow statement as "New Equity Issued" must be contributed by the Shareholders as equity funding in proportion to their Shareholding percentages in the Company. Unless the Board determines otherwise, such equity funding must be contributed to the Company in one-twelfth portions no later than the 30th day of each month in the relevant Financial Year.

 11.3

          (a) If one Shareholder Group fails to contribute equity funding which is required by the Initial Business Plan or a Business Plan within 30 days after the due date set out in the Initial Business Plan or the Business Plan, the other Shareholder Group may within 14 days of becoming aware of that failure contribute those funds and acquire the Shares which would have been issued to the defaulting Shareholder Group had it not so failed (relevant Shares). In the case of such additional funding by the other Shareholder Group a nominated member of that Shareholder Group that is a wholly owned subsidiary of TCL or AUCL (as appropriate) shall be entitled to acquire:

               (i)  the relevant Shares; and

              (ii) 10% of the number of relevant Shares ("extra Shares") for no additional payment.

          (b) The defaulting Shareholder Group may at any time within 12 months after the acquisition date under paragraph (a) give notice to the other Shareholder Group that it is considering requiring the other Shareholder Group to sell the relevant Shares and one-half of the extra Shares to the defaulting Shareholder Group (so that insofar as possible, the Shareholder Groups return to the percentage Shareholding levels which prevailed immediately prior to the provision of equity funding by the other Shareholder Group under clause 11.2) at a price 10% more than the greater of:

               (i) the price paid by the other Shareholder Group for the relevant Shares; and

              (ii) the fair market value of the relevant Shares and one-half of the extra Shares;

          (c) If within 14 days after the date of any notice given under paragraph (b) TCL and AUCL cannot agree upon the fair market value referred to in sub-paragraph (b)(ii), that fair market value shall be determined under clause 17.

          (d) The defaulting Shareholder Group may at any time within 30 days after the fair market value referred to in sub-paragraph (b)(ii) is agreed by TCL and AUCL or determined under clause 17, give notice to the other Shareholder Group requiring it to sell all of the relevant Shares and one-half of the extra Shares to a member of the defaulting Shareholder Group nominated in that notice at the price agreed or determined. If such notice is given, the other Shareholder Group must on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) sell all of the relevant Shares and one-half of the extra Shares to that nominated member at that price.

     11.4 If both Shareholder Groups decline to provide funding which is required by the Initial Business Plan or a Business Plan, TCL and AUCL must cooperate in all commercially reasonable ways to enable the Company to satisfy its funding requirements on the best available terms from third parties.

     11.5 Nothing shall restrict the freedom of the Company to borrow funds from its Shareholders or a third party on commercially reasonable terms as the Shareholder or a third party may agree with the Company.

     11.6 Except as expressly provided in this agreement, no Shareholder is obliged to provide any financial accommodation to the Company or guarantees or Security Interest in support of any obligations of the Company.

 Company Bank Facility
     11.7 The Company must use best endeavours to refinance its debt facilities represented by the Company Bank Facility (including obtaining, where appropriate, the release of any property subject to a Security Interest under the Company Bank Facility) as soon as practical after the Commencement Date, and in any event within three months after the Commencement Date, in accordance with clauses 11.8 to 11.10.

     11.8 The Company must use its reasonable endeavours to procure that the Company's refinancing referred to in clause 11.7 and any other bank debt shall:

          (a)  be without recourses to Shareholders;

          (b)  be for a term  appropriate  to fully  fund the  Initial  Business
               Plan;

          (c) comply with the principles and guidelines as agreed and/or varied from time to time by the finance committee referred to in clause
               11.10 or by the Board; and

          (d) reflect current bank market conditions, have regard to current market fees and interest rate margins and the current state of the bank syndication markets, and shall contain terms and conditions usual and customary for a financing of the type outlined in the Initial Business Plan and terms and conditions usual and customary for a borrower with the same risk profile as the Company.

    11.9 The terms and conditions of any and all bank debt, including the debt referred to in clause 11.8, must be approved by the Board.

    11.10 The Company must establish a finance committee for the purpose of carrying out its obligations under clauses 11.7 and 11.8. The finance committee shall comprise at least one representative from each of TCL and AUCL and the chief financial officer of the Company. Any material dispute between members of the finance committee which cannot be resolved within 5 Business Days must be referred to the Board for resolution. This committee shall remain in place and its composition and guiding principles may be varied from time to time by the Board.

    11.11 Each of TCL and AUCL agree to do everything reasonably necessary to give effect to the Company's obligations under clauses 11.7 to 11.10 including, but not limited to, the execution of documents and to use all reasonable endeavours to cause relevant third parties to do likewise.

    11.12 The Company shall reimburse each of TCL and AUCL for any reasonable costs incurred in complying with their obligations under clause 11.11.

Indentures
    11.13 AUCL must use all reasonable endeavours to obtain promptly any consent, waiver or fairness opinion required under any of the Indentures with respect to any proposed activity of the Company.

    11.14 AUCL must use best endeavours to procure that the Indentures are not amended in any manner as to increase the degree to which they affect, directly or indirectly, the activities of the Company.

Initial Public Offering
    11.15 TCL and AUCL will review and consider taking the Company to an initial public offering after the second anniversary of the Commencement Date, depending upon the prevailing market conditions and financial condition of the Company at that time.

    11.16 It is the intention of the parties to this agreement that after an initial public offering, the TCL Shareholder Group will have the right to hold more than 50% of the issued Shares.

                                                                              28
12   Supply of Products and Services
--------------------------------------------------------------------------------

Supply to the Company
     12.1 Each Shareholder and the Company agree that they will use all reasonable commercial endeavours to procure that:

          (a) subject to law, the Company will adopt a policy, in relation to its acquisition of products and services in New Zealand, of giving preference to the Shareholders and their related bodies corporate as suppliers; and

          (b)  each  of  the   Shareholders   and  the  Company   shall  explore
               opportunities to develop synergistic benefits in supply and service arrangements, including possible exclusive supply arrangements, to be agreed in separate supply and service agreements.

     12.2 The appointment of a supplier under the policies referred to in clause
          12.1 is conditional on:

          (a) the supplier being willing and able to provide products or services on usual commercial terms which are and will remain competitive with other suppliers and distributors; and

          (b) the Company and the supplier negotiating terms and conditions for supply insofar as practical consistent with those set out in the Services Agreements.

     12.3 If products or services become available from other suppliers or distributors on more favourable terms than are then available from a supplier referred to in clause 12.1 ("related supplier"), the Company may obtain those products or services from those alternative suppliers provided the Company does not breach any contractual obligation to that related supplier, and first gives the related supplier:

          (a)  prior notice of details of the more favourable quotations; and

          (b) the opportunity to meet the terms of the more favourable quotations.

     12.4

          (a) TCL and AUCL shall use all reasonable commercial endeavours to enable the Company to obtain favourable prices for the acquisition of products and services from their Shareholder Groups or from third parties, as if the Company were a member of the TCL or AUCL Shareholder Group (as the case may be).

          (b) In particular AUCL shall use all reasonable commercial endeavours to procure that the Company obtains terms for the acquisition of pay TV content and set top units which are the most favourable available to members of the UGC Shareholder Group.

     12.5 This clause 12 shall not apply to the AUCL Services Agreement or the TCL Services Agreement.

     12.6

          (a) TCL and AUCL acknowledge and agree with effect from Completion that the supply of any products or services by any member of the TCL Shareholder Group to TNZ or any of its subsidiaries or by any member of the UGC Shareholder Group to the Company in place immediately prior to Completion shall continue on the same terms and conditions for up to 6 months after Completion. The supplier and the Company shall as soon as practical and in any event within six months after Completion renegotiate the terms and conditions upon which those products or services are supplied so that the terms are usual commercial terms and are competitive with other suppliers and distributors. Those terms shall insofar as practical be consistent with those set out in the Services Agreements. There shall be no obligation on any party to continue the supply or acquisition of those products or services at the end of that 6 month period unless the parties have agreed those terms and conditions.

          (b) Clause 12.3 shall apply to supply arrangements as described in paragraph (a).

          (c) TCL and AUCL acknowledge and agree with effect from Completion that the supply of any products or services by TNZ or any of its subsidiaries to any member of the TCL Shareholder Group in place immediately prior to Completion shall continue on the same terms and conditions for up to 6 months after Completion. The acquirer and the Company shall as soon as practical, and in any event no longer than 6 months after Completion, renegotiate the terms and conditions upon which those products and services are supplied so that the terms are usual commercial terms and are competitive with other suppliers and distributors. Those terms shall insofar as practical shall be consistent with those set out in the Services Agreements. There shall be no obligation on any party to continue the supply or acquisition of those products or services at the end of that 6 month period unless the parties have agreed those terms and conditions.

          (d) This clause 12.6 shall not apply with respect to any services which are supplied under a Services Agreement.

13   Exclusivity
--------------------------------------------------------------------------------

     13.1 AUCL and TCL must procure that, except with the prior written consent of TCL or AUCL respectively, no member of their Shareholder Group carries on directly or indirectly in New Zealand any activity which is in the Core Business , except with respect to:

          (a) the continued supply of goods and services in accordance with contracts or arrangements which were in place at Completion. Each of AUCL and TCL warrants to the other that it has used best endeavours to specifically disclose and identify any such contracts or arrangements in writing to the other of them before the date of this agreement;

          (b) the provision of goods and services to the New Zealand branches of multi-national corporations headquartered outside of New Zealand where goods and services are also supplied to those corporations outside of New Zealand. The relevant member of the Shareholder Group must promote the Company to the customer and must appoint the Company as the local service provider or supplier of those goods and services in New Zealand unless the customer refuses to acquire the goods and services from the Company in New Zealand and insists on provision of goods and services from a third party (which may not be any member of the Shareholder Group) in New Zealand, in which case the relevant member may permit those goods or services to be supplied to that Customer through subcontract with that third party in New Zealand. The relevant member must account to the Company for any profit it makes with respect to the provision of those goods and services to that customer in New Zealand;

          (c) the provision by Advantra of facilities management (including network management), systems integration and application management activities (but not including the provision of carriage services);

          (d) the carrying on of a business by any member of a Shareholder Group in New Zealand, the acquisition of which was part of the acquisition of a business elsewhere, provided the member disposes of that New Zealand business within 6 months of acquisition and gives the Company a right of first refusal to acquire that business;

          (e) the provision of international services on a wholesale basis to New Zealand carriers or service providers;

          (f) any member of the TCL Shareholder Group acting as a distributor of Concert services or as a supplier in connection with Concert services, if the Company:

               (i) has been offered appointment as such a distributor or supplier but does not accept that appointment with 60 days; or

              (ii) is so appointed but that appointment is terminated for breach; and

          (g) the supply of goods or services in New Zealand by a member of a Shareholder Group either as a reseller or distributor of international communications services (such as Global One or World Partners) or as a supplier of wholesale services (such as telehousing or half circuits) in connection with the supply of such international communications services, provided that Shareholder Group uses its best endeavours to have the Company appointed as the supplier of those goods and services in New Zealand.

     13.2

          (a) If a member of a Shareholder Group wishes to pursue any activity in New Zealand which is a New Business, AUCL or TCL (as the case may be) must procure that the Company has the first right to participate in the opportunity associated with that activity on the terms and conditions available to that member of the Shareholder Group in all material respects. If the Company, acting in good faith and within a reasonable period having regard to the risk of losing the opportunity if not pursued promptly, does not give notice to TCL or AUCL (as the case may be)
               accepting the offer to participate and agreeing to pursue that opportunity, the member of the relevant Shareholder Group (Member) is, subject to paragraph (b), free to accept and pursue that opportunity and engage in that activity.

          (b) The Member must before permitting or licensing any third party to participate in pursuing that opportunity or in providing any services in connection with that opportunity offer the Company the right to participate in that opportunity on the same terms and conditions offered by or to the third party, in which case if that offer is not accepted within a reasonable period having regard to the risk of losing the opportunity if not pursued promptly, the Member is free to deal with the third party on the basis of that offer.

     13.3 Clause 13.1 shall bind AUCL and TCL for the period that any member of its Shareholder Group holds any Shares. For the avoidance of doubt, clause 13.1 does not apply to any activity of a person who is not a member of a Shareholder Group.

     13.4 Subject to the exceptions set out in clause 13.1, AUCL and TCL must procure that for the period of their Shareholder Group Shareholding no member of its Shareholder Group directly or indirectly acquires a material interest in a company ("investee") which at that time is a direct material competitor of the Core Business of the Company. This clause 13.4 shall not apply if the activities of the Company with which the investee competes account for no more than 5% of the annual revenue of the Company in its last completed Financial Year. A material interest means holding 25% or more of the shares (voting or otherwise) or appointing 25% or more of the directors of the investee. For the avoidance of doubt, this clause 13.4 does not apply to an acquisition by any person who is not a member of a Shareholder Group or who is an entity which is listed in the proviso to the definition of TCL Shareholder Group in clause 1.1

     13.5 In this clause 13:

          Core Business means:

          (a)  any of the following activities in New Zealand:

               (i) broadband cable network owner and operator, offering retail and wholesale services:

              (ii) voice, data and mobile telecommunications products, services and solutions;

             (iii) pay TV operator, including cable access TV subscription, pay-for-view, cable advertising and internet TV;

              (iv)  Internet  Service  Provider;

               Target market are corporate, large, SME, and residential; and

          (b) if the Shareholders agree a variation to the Initial Business Plan or the Business Plan which involves the Company engaging in a substantial new business activity in New Zealand outside of the then current Core Business of the Company - that activity .

          New Business means an activity described in clause 2.1 which is not within the Core Business.

          Internet Service Provider means a provider of internet access services and, for the avoidance of doubt does not include internet portals, internet content aggregators, content creators or application service providers.

14   Procuring Performance
--------------------------------------------------------------------------------

     14.1 TCL must procure that:

          (a) THPL complies with all of its obligations under the Merger Agreement; and

          (b) each of its subsidiaries as are a Shareholder complies with its obligations under this agreement.

     14.2 AUCL must procure that:

          (a) the Company complies with all of its obligations under the Merger Agreement; and

          (b) each of its subsidiaries as are a Shareholder complies with its obligations under this agreement.

15   Warranties
--------------------------------------------------------------------------------

     15.1 Each of the parties represents and warrants to each of the other parties that as at the date of this agreement and as at the Commencement Date:

          (a) it has the power to enter into and perform this agreement and has obtained all necessary consents to enable it to do so; and

          (b) the entry into and performance of this agreement by it does not constitute a breach of any obligation by which it is bound.

16   Termination
--------------------------------------------------------------------------------
Termination

     16.1 This agreement commences on the Commencement Date and terminates on the first to occur of:

          (a)  the date upon which only one Shareholder holds Shares;

          (b)  the date upon  which the  Company is  dissolved;  or

          (c)  the date specified by written agreement between each party.

     16.2 The termination of this agreement shall be without prejudice to any rights or obligations of a party with respect to any breach of this agreement before that termination.

     16.3 Upon the transfer of a Shareholder's Shares in accordance with the terms of this agreement, the transferor will cease to have any obligations under this agreement except:

          (a)  under clause 5.5, 14 or 19;

          (b) with respect to any breach of this agreement before that transfer.

     16.4 In the event:

          (a) AUCL is in material breach of this agreement and does not remedy that breach within 90 days' notice from TCL; or

          (b)  AUCL or Saturn NZ becomes Insolvent;

          (c) UGC ceases to control AUCL, except due to a sale or issue of shares to the public; or

          (d) any member of the UGC Shareholder Group transfers its Shares in accordance with clause 5.5(a)(iii),

          TCL may:

          (e) within 30 days of becoming aware of such an event issue to AUCL a valuation notice requiring a valuation of all of the AUCL and Saturn NZ Shares at fair market value in accordance with clause 17 ("AUCL Share Valuation"); and

          (f) at any time within 30 days after the AUCL Share Valuation has been provided to TCL, give AUCL a call notice in which event AUCL must procure on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) that the UGC Shareholder Group sells all of their Shares to TCL or its nominee at the AUCL Share Valuation, except that, in the case of paragraphs (a) and (b), the price payable shall be discounted by 10%, and in the case of paragraph (d) the price shall be discounted by 50%.

     16.5 For the purposes of clause 16.4, "UGC" means UGC or any successor in title to UGC or its business, such as on a merger, consolidation or contribution of UGC or its business with another entity, irrespective of whether UGC is the surviving entity.

     16.6 In the event:

          (a) TCL is in material breach of this agreement and does not remedy that breach within 90 days' notice from AUCL;

          (b)  TCL or THPL becomes Insolvent; or

          (c) any member of the TCL Shareholder Group transfers its Shares in accordance with clause 5.5(a)(iii),

          AUCL may:

          (d) within 30 days of becoming aware of such an event issue to THPL a valuation notice requiring a valuation of all of THPL's Shares at fair market value in accordance with clause 17 ("Telstra Share Valuation"); and

          (e) at any time within 30 days after the Telstra Share Valuation has been provided to AUCL, give TCL a call notice in which event TCL must procure on such Business Day as is nominated in such notice (being no less than three and no more than 20 Business Days after the date of the notice) that the TCL Shareholder Group sells all of its Shares to AUCL or its nominee at the Telstra Share Valuation, except that the price payable shall be discounted by 10%, and in the case of paragraph (c) the price payable shall be discounted by 50%.

17   Fair Market Valuation
--------------------------------------------------------------------------------

     17.1

          (a) If a valuation notice is issued in accordance with clauses 5.2(a), 5.4(a), 10.5, 16.4(e) or 16.6(d), each of TCL and AUCL must within three Business Days after that notice appoint one duly qualified valuer to determine the fair market value of the relevant Shareholders' Shareholding in the Company.

          (b) If a determination of fair market value of Shares is required to be made in accordance with clause 11.3(b)(ii), each of TCL and AUCL must within three Business Days after the expiry of the 14 date period referred to in clause 11.3(c) appoint one duly qualified valuer to determine the fair market value of those Shares.

          (c) If a determination of the fair market value of the business of the Company is required to be made in accordance with clause 10.1(a)(ii)(B), each of TCL and AUCL must within 3 Business Days after the expiry of the 14 day period referred to in clause 10.1 appoint one duly qualified valuer to value both the fair market value of the business of the Company and (if necessary) the fair market value of the relevant Shareholders' Shareholding in the Company.

     17.2 In determining the fair market value of a Shareholding under clause 17.1(a):

          (a) if the aggregate Shareholding of the prospective selling Shareholder Group is not less than the Shareholding of the prospective purchasing Shareholder Group, such valuation must include a control premium which is appropriate in all the circumstances;

          (b) if the valuation notice was given under clause 10.5, the valuation shall be made without reference to the impact of the deadlocked proposal on fair market value;

          (c)  the valuation shall be made on the basis of an ongoing  business;
               and

          (d) the valuation shall be made on the basis that all contracts between the Company and all members of a Shareholder Group shall remain in force in accordance with their terms.

    17.3  In determining the fair market value of Shares under clause 17.1(b):

          (a)  the valuation shall be made on the basis of an ongoing  business;
               and

          (b) the valuation shall be made on the basis that all contracts between the Company and all members of a Shareholder Group shall remain in force in accordance with their terms.

    17.4 In determining the fair market value of the business of the Company under clause 17.1(c):

          (a) the valuation shall be made without reference to the impact of the deadlocked proposal on fair market value;

          (b)  the valuation shall be made on the basis of an ongoing  business;
               and

          (c) the valuation shall be made on the basis that all contracts between the Company and all members of a Shareholder Group shall remain in force in accordance with their terms.

    17.5 Each qualified valuer must within 15 Business Days of appointment simultaneously provide its valuation and supporting reasons to the each of the Shareholders.

    17.6 If the higher of the two valuations provided under clause 17.5 is no more than 10% higher than the lower such valuation, the fair market value of the Shares shall be the average of the two valuations.

    17.7 If the higher of the two valuations provided under clause 17.5 is more than 10% higher than the lower such valuation, the Shareholders must within a further three Business Days appoint an independent third duly qualified valuer to determine the fair market value. If no such appointment is made during that period, the President of the NZ Institute of Chartered Accountants shall make that appointment within a further three Business Days. The third valuer shall be bound by clauses 17.2 to 17.4 and shall take into account the two initial valuations. The third valuation must be provided simultaneously to TCL and AUCL with supporting reasons within 10 Business Days of the appointment of the third valuer. Any delay in the provision of the third valuation shall not affect the validity of the third valuation.

    17.8 If only one valuation is delivered under clause 17.5, that valuation shall prevail as the fair market value.

    17.9 The parties must provide all reasonable assistance and cooperation to any valuer appointed under this clause 17.

    17.10 TCL and AUCL shall each pay one half of the costs of any valuer appointed under clause 17.7.

    17.11 A determination of fair market value made under this clause 17 shall, in the absence of manifest error, be final and binding upon the parties.

18   Requirements on a Sale of Shares
--------------------------------------------------------------------------------

     18.1 Upon completion of any sale of Shares under this agreement:

          (a)  the seller shall deliver to the buyer or its solicitors:

               (i) an executed transfer in favour of the buyer together with the share certificates for those Shares (if any); and

              (ii) signed resignations from the Board by the nominee Directors of the seller;

          (b) the Shares are to be transferred free from any Security Interest and with all rights, including dividend rights, attaching or accruing to them; and

          (c) the buyer shall deliver to the seller or its solicitors a bank cheque payable to the seller for the total purchase price for those Shares agreed or determined under this agreement.

19   Confidentiality, Publicity and Audit
--------------------------------------------------------------------------------

     19.1 All Confidential Information disclosed by any party ("supplier") to any other party ("recipient") or to any of their respective employees, directors, officers, auditors or agents, is so disclosed on terms of strict confidence, prohibiting any further disclosure or use not authorised under this agreement.

     19.2 To protect and preserve the confidential nature and continued secrecy of all Confidential Information, each recipient must:

          (a) use the same degree of care (not less than a reasonable degree of care) that it would use with respect to its own information of a like nature;

          (b) take all practicable steps to procure that Confidential Information is not disclosed to, or obtained from it or from its employees, directors, officers, auditors or agents by, anyone other than persons employed by it or acting on its behalf who are required to have access to the relevant Confidential Information in order to enable this agreement or an Establishment Agreement to be carried into effect; and

          (c) not permit unauthorised persons to have access to places where Confidential Information is reproduced or stored.

     19.3 A party must not at any time make or assist any other person to make any unauthorised disclosure or use of any Confidential Information.

     19.4 The  rights  and   obligations   of  the  parties   with   respect  to
          confidentiality   survive   termination  of  this  agreement  and  any
          Establishment Agreements.

     19.5 Nothing in this clause 19 prohibits  the  disclosure  of  Confidential
          Information:

          (a) to a professional adviser to the extent necessary to enable it to protect or advise upon the rights of a party in relation to this agreement or an Establishment Agreement;

          (b) to the extent necessary and in a manner or to a person to whom disclosure is permitted or contemplated under this agreement or by an Establishment Agreement;

          (c) to the extent required by law, or the rules of a recognised stock exchange applicable to that party;

          (d)  by operation of law; or

          (e) by the recipient with the prior written consent of each of the parties to this agreement.

Publicity
     19.6 A party to this  agreement or to an  Establishment  Agreement  may not make  press  or  other  announcements  or  releases  relating  to this agreement or an Establishment Agreement without the approval of the other parties to this agreement or that Establishment Agreement of the form or manner of the announcement or release, unless that announcement or release is required to be made by law or the rules of recognised stock exchange applicable to that party, in which case the party must use all reasonable endeavours to consult with the other parties before making that announcement or release.

Access to Records by Shareholders
     19.7 The Company must at all times keep and maintain at its head office up to date complete and accurate books and business records including but not limited to books of account, documents, customer lists, supplier lists, records of contracts and leases and records of receivables ("business records"). Each of the Directors shall have access at any time during normal business hours to the business records.

Audit
     19.8 Each Shareholder holding 10% or more of the number of issued Shares may through its representatives at reasonable times audit on a confidential basis all business records but may use information obtained from the audit only for proper purposes and not to compete with the Company.

                                                                              39
20   Notices
--------------------------------------------------------------------------------

     20.1 A notice, approval, consent, or other communication in connection with this agreement:

          (a)  must be in writing;

          (b)  must be marked for the attention of the person set out below; and

          (c) must be left at the address of the addressee or sent by facsimile or email to the facsimile number or email address which is specified in this clause or if the addressee notifies another address, facsimile number or email address then to that address, facsimile number or email address.


               THPL, TCL or the TCL Shareholder Group
               Address:         Telstra Corporation Limited
                                231 Elizabeth Street
                                SYDNEY  NSW  2000
               Attention:       Group Managing Director, Telstra Business
                                Solutions
               Fax:             (61 2) 9396 9530

               Copy:            Counsel, Telstra Business Solutions
                                231 Elizabeth Street
                                SYDNEY  NSW  2000
               Fax:             (61 2) 9261 4762
               Email:           david.waldie@team.telstra.com


               AUCL, Saturn NZ or the UGC Shareholder Group
               Address:         Austar United Communications Limited
                                Level 29
                                259 George Street
                                SYDNEY   NSW   2000
               Attention:       Corporate Counsel
               Facsimile:        (61 2) 9394 9850
               Email:           awilde@austar.com.au


               Company
               Address:         Telstra Saturn Limited
                                75 The Esplanade
                                PETONE  NZ
               Attention:       CEO
               Facsimile:       (64 4) 939 5100
               Email:           jackm@saturn.co.nz

     20.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

     20.3 A facsimile is taken to be received on entry in a transmission log kept by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to a facsimile number of the recipient.

21   Miscellaneous
--------------------------------------------------------------------------------

Assignment
     21.1 A party may not assign its rights or obligations under this agreement except with the prior written consent of the other parties to this agreement, or in transferring its Shares in a manner permitted by this agreement.

Costs
     21.2 Each party agrees to bear its own legal and other costs and expenses in connection with the preparation and execution of this agreement and the Establishment Agreements and of other related documentation.

Exercise of rights
     21.3 A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

Waiver and variation
     21.4 A provision of or a right created under this agreement may not be:

          (a)  waived except in writing signed by the party granting the waiver;
               or

          (b)  varied except in writing signed by the parties.

Approvals and consents
     21.5 A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

Remedies cumulative
     21.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

Survival of warranties and indemnities
    21.7 Each warranty and indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this agreement.

Enforcement of warranties and indemnities
    21.8 It is not necessary for a party to incur expense or make payment before enforcing a right of warranty or indemnity conferred by this agreement.

Further assurances
    21.9 Each party agrees, at its own expense, on the request of another party, to do everything reasonably necessary to give effect to this agreement and the transactions contemplated by it, including, but not limited to, the execution of documents, and to use all reasonable endeavours to cause relevant third parties to do likewise.

Entire Agreement
    21.10

          (a) This agreement constitutes the entire agreement of the parties with reference to its subject matter and any previous agreements, understandings, negotiations, representations or warranties on that subject matter cease to have any effect.

          (b) The Memorandum of Understanding between TCL and AUCL dated 24 February 2000 is terminated by this agreement (except with respect to any rights arising due to a breach of clause 31 thereof).

No partnership
    21.11 Subject to any provision of this agreement specifically to the contrary, nothing contained or implied in this agreement constitutes a party the partner, agent or legal representative of another party or of the Company for any purpose or creates any partnership, agency or trust, and no party has any authority to bind another party or the Company in any way.

22   Governing law, jurisdiction and service of process
--------------------------------------------------------------------------------

     22.1 This agreement and the transactions contemplated by this agreement are governed by the law in force in New South Wales.

     22.2 Each party irrevocably and unconditionally submits and agrees to submit to the non-exclusive jurisdiction of the courts of New South Wales, courts exercising Federal jurisdiction in New South Wales and courts of appeal from them for determining any dispute concerning this agreement or the transactions contemplated by this agreement. Each party waives any right they have to object to an action being brought in those courts including, but not limited to, claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

     22.3 Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 20.

     EXECUTED as an agreement

                                                                              43

Execution page
--------------------------------------------------------------------------------


SIGNED by                                          )
as authorised representative for TELSTRA           )
CORPORATIONB LIMITED (ACN 051 775 556)             )
in the presence of:                                )
                                                   )
/s/ David Waldie                                   )
 ................................................   )
Signature of witness                               )
                                                   )
David Waldie                                       )
 ................................................   )
Name of witness (block letters)                    )
                                                   )
1/138 Hastings PDE, Bondi                          )          /s/ Lindsay Yelland
 ................................................   )          ...............................................
Address of witness                                 )          By executing this agreement the signatory
                                                   )          warrants that the signatory is duly authorised
Lawyer                                             )          to execute this agreement on behalf of TELSTRA
 ................................................   )          CORPORATION LIMITED.
Occupation of witness                              )
                                                   )


SIGNED by                                          )
as authorised representative for TELSTRA           )
HOLDINGS PTY LIMITED (ACN 057 808 938) in the      )
presence of:                                       )
                                                   )
/s/ David Waldie                                   )
 ................................................   )
Signature of witness                               )
                                                   )
David Waldie                                       )
 ................................................   )
Name of witness (block letters)                    )          /s/ Lindsay Yelland
                                                   )          ...............................................
1/138 Hastings PDE, Bondi                          )          By executing this agreement the signatory
 ................................................   )          warrants that the signatory is duly authorised
Address of witness                                 )          to execute this agreement on behalf of TELSTRA
                                                   )          HOLDINGS PTY LIMITED.
Lawyer                                             )
 ................................................   )
Occupation of witness                              )




                                                                              44

SIGNED by                                          )
as authorised representative for SATURN            )
NZ) HOLDING COMPANY PTY LTD (ACN 088 052 000)      )
in the presence of:                                )
                                                   )
/s/ Sean Michael Wynne                             )
 ................................................   )
Signature of witness                               )
                                                   )
Sean Michael Wynne                                 )
 ................................................   )
Name of witness (block letters)                    )
                                                   )
40 Falkirk Ave., Seatown, Wellington               )          /s/ John C. Porter
 ................................................   )          ...............................................
Address of witness                                 )          By executing this agreement the signatory
                                                   )          warrants that the signatory is duly authorised
Tel Co Manager                                     )          to execute this agreement on behalf of SATURN
 ................................................   )          (NZ) HOLDING COMPANY PTY LTD.
Occupation of witness                              )
                                                   )


SIGNED by                                          )
as authorised representative for AUSTAR UNITED     )
COMMUNICATIONS LIMITED (ACN 087 695 707) in the    )
presence of:                                       )
                                                   )
/s/ Sean Michael Wynne                             )
 ................................................   )
Signature of witness                               )
                                                   )
Sean Michael Wynne                                 )
 ................................................   )
Name of witness (block letters)                    )          /s/ John C. Porter
                                                   )          ...............................................
40 Falkirk Ave., Seatown, Wellington               )          By executing this agreement the signatory
 ................................................   )          warrants that the signatory is duly authorised
Address of witness                                 )          to execute this agreement on behalf of AUSTAR
                                                   )          UNITED COMMUNICATIONS LIMITED.
Tel Co Manager                                     )
 ................................................   )
Occupation of witness                              )

SIGNED by                                          )
as authorised representative for SATURN            )
COMMUNICATIONS LIMITED in the presence of:         )
                                                   )
/s/ Sean Michael Wynne                             )
 ................................................   )
Signature of witness                               )
                                                   )
Sean Michael Wynne                                 )
 ................................................   )
Name of witness (block letters)                    )
                                                   )          /s/ Jack Matthews
40 Falkirk Ave., Seatown, Wellington               )          ...............................................
 ................................................   )          By executing this agreement the signatory
Address of witness                                 )          warrants that the signatory is duly authorised
                                                   )          to execute this agreement on behalf of SATURN
Tel Co Manager                                     )          COMMUNICATIONS LIMITED.
 ................................................   )
Occupation of witness                              )
                                                   )


Schedule 1                        [ Not Used ]
--------------------------------------------------------------------------------

Schedule 2                        CEO Delegation Resolution
--------------------------------------------------------------------------------

1    Subject to paragraph 3:

     (a) the CEO is responsible to the Board for the management of the Company's affairs and for coordinating and supervising the day-to-day business and operations of the Company in accordance with the Initial Business Plan the Business Plan, and the Budget, subject to this agreement;

     (b) the CEO is permitted to authorise expenditure and incur liabilities on behalf, or in the name, of the Company within the following limits:

          (i) capital expenditure items up to $20 million, provided that for capital expenditure not authorised by the Initial Business Plan or the Budget, the ceiling shall be $1 million;

         (ii) operating expenditure items up to $20 million, provided that for operating expenditure not authorised by the Initial Business Plan or the Budget, the ceiling shall be $1 million;

        (iii) sales or purchases of goods and services up to a total contract value of $20 million (provided that for sales or purchases of goods and services not authorised by the Initial Business Plan or the Budget, the ceiling shall be $1 million) provided the contract period (including options exercisable by any party) is for no more than 5 years.;

     (c) the CEO is permitted to acquire or dispose of assets for consideration of up to $20 million, provided that for an acquisition or disposal not authorised by the Initial Business Plan, the Business Plan or the Budget, the ceiling shall be $1 million;

     (d) by no later than 15 April of each Financial Year, the CEO must submit to the Board for its approval a draft Business Plan and a draft Budget, in the format and containing the content specified by the Board from time to time, commencing at the beginning of the next Financial Year. The Initial Business Plan forms the basic framework and reflects the principles for the development of each subsequent Business Plan;

     (e) the CEO must prepare and submit to the Board monthly reports about the business of the Company (including management accounts) in the form and content determined by the Board from time to time; and

     (f) for so long as any member of the TCL Shareholder Group or the UGC Shareholder Group is a Shareholder, the CEO must provide such information to TCL or AUCL (with copies to the other Shareholders) as TCL or AUCL reasonably requires to meet its continuous disclosure obligations to the Australian Stock Exchange, in such manner as TCL or AUCL requires from time to time.

2 Subject to clause 9.1(r) of the Shareholders Agreement and to paragraph 3, the CEO will appoint and may remove and replace all employees (including senior executives) of the Company.

3. The powers, authorities and discretions described below shall not be exercisable by the CEO and may only be exercised with the specific approval of the Board:

     (a) borrow or otherwise raise money excluding draw downs on existing facilities in accordance with policies issued by the board from time to time;

     (b)  secure any borrowings or other raising of money;

     (c)  lend  money  or  provide  credit  otherwise  than  in  relation  to  a
          transaction   that  is  in  the  ordinary  course  of  the  day-to-day
          operations of the Company;

     (d) hedging the financial risks associated with the Company's activities including (without limitation):

          (i)  interest rate swaps and futures contracts;

         (ii)  spot and forward FX contracts;

        (iii)  currency and interest rate options

     (e) carry on or engage in any business other than the business described in clause 2.1 of the Shareholders Agreement;

     (f)  undertake a significant new business activity;

     (g) determine policy or major regulatory, competition law or human resources initiatives.

     (h)  form, or participate in the formation of, a company;

     (i) establish a partnership, trust, unincorporated joint venture or other arrangement for the sharing of profits;

     (j)  acquire or dispose of all or part of a shareholding in a company;

     (k)  acquire or dispose of all or part of a business;

     (l)  make a change in the nature of the Company's business; and

     (m) make a change in the nature or extent of the Company's interests in a company, partnership, trust, unincorporated joint venture or other arrangement for the sharing of profits.

Schedule 3   Management and Reporting Responsibilities Schedule
--------------------------------------------------------------------------------

Rob Ellis:        Director Telstra Business Solutions

TBS will consist generally of all sales, marketing, customer management and installation functions for the business market. Netlink will also be fully integrated into this division.

Sean Wynne:       Director Saturn Residential

Saturn will encompass the same responsibilities for the residential market

Lee Kil:          Director Capital Projects

Lee will be responsible for the overall construction of the national broadband network.

Deanne Weir:      Director Corporate Development

Deanne will be responsible for all legal and regulatory activities as well as some additional public affairs and carrier relations duties.

Vicki Potts:

Vicki will move to a more specific set of responsibilities focusing on completing the bank financing program already well underway at Saturn (in conjunction with representatives from Telstra Corp and Austar).

                                                                                                                                  49

------------------------------------------------------------------------------------------------------------------------------------
                                                         Jack Matthews
                                                             CEO



Director - Telstra    Director-Saturn    Director-Corp     Director-        CFO      Director-NTG    Director-Capital    Director-HR
    Business            Residential        Services        Strategy/Bus    Vacant       Vacant          Projects           Vacant
    Solutions            S Wayne            D Weir         Development
    R Ellis                                                  Vacant


    Business/            Business/         Legal &                         Billing        GM                               Training
     Process              Process         Regulatory                     Operations   Network Ops
   Improvement          Involvement


      GM                    GM            Wholesale                          GM       GM Planning                            HR
   Marketing             Marketing                                        Treasury    & Engineer


      GM                    GM            Industry/                       Business         GM
   Marketing              Service          Carrier                       Planning &    Convergence
                                          Relations                      Performance


      GM                    GM              PA/PR                        Building &
   Marketing             Commerce/                                       Facilities
                          Finance


      GM                   CATV                                          Financial
    Managed                                                               Control
    Services


      GM                   Sales
     Sales                                                            Project Costing
                                                                        & Tracking

     SME                   SOHO                                                                                     TELSTRA SATURN
                                                                                                                       PROPOSED
                                                                                                                       STRUCTURE
    CORP                   RES                                                                                         APRIL 2000



Schedule 4     Incentive Compensation Plan - Key terms
--------------------------------------------------------------------------------

New Telstra Saturn Incentive Plan
Suggested Plan Design
Grants

o    Board discretion

o    % of Residual Equity Value ("Equity Interest")

Vesting

o    25% of award vests on anniversary of award

o    Balance vests monthly at 25% per annum

o    board discretion to make a grant with different vesting schedule

Exercise

o 50% of the first 12 months vesting is exercisable on first anniversary of grant

o    All vested grants become exercisable 2 years after grant

Life of Equity Interest

o    10 years after which it expires

Termination

o Death and disability - exercisable interest may be exercised within 12 months

o    For cause - no interest is exercisable

o    Other terminations

     -    If within 12 months of grant no interest is exercisable

     -    Thereafter exercisable interest may be exercised within 3 months

Settlement of exercise

o    Cash or shares (if Telstra Saturn is listed)

Value

o    Vested portion of Residual Equity Value multiplied by equity interest

Residual Equity Value equals

     Less: Fair market Value at time of grant plus compounded return on this value of 10% per annum from the Settlement Date

     Less: Total shareholder contributions after Settlement Date (equity and loans) to Telstra Saturn plus compounded return on these contributions of 10% per annum from the date of each contribution.

In summary this approach rewards participants for the growth in value of Telstra Saturn in excess of an expected return on capital of 10%.

The method of calculating Fair Market Value will be based on the same methodology used in calculating the initial Fair Market Value (ie at the time of settlement), the details of which will be attached to the Plan Rules. On each anniversary date a new valuation will be conducted using the methodology as outline.

For an employee who leaves between valuation dates, the payout of their incentive interest will be based on the last valuation conducted plus an interest factor as determined by the Board.

Change of Control or Re-Organisations:

Current plan intent should be preserved with appropriate amendments to reflect the issues that have arisen from the current transaction.

Listing

On listing the entitlements may be rolled over into an equity plan.

Quantum of Award

The key decision to be made is to determine what payment should be made at the end of the plan period. The attached financial model will allow Austar to assess the equity interests that should be given to Saturn employees in order to provide them with a particular payment for a particular targeted return on capital.

Capping

The current plan does not have capping. Providing the targeted return on capital is appropriately set then over achievement will continue to add value to the Telstra Saturn shareholders. As a result it seems fair and reasonable that the Telstra Saturn employees continue to from the increasing values, in much the same way as employees under an option plan.

Schedule 5                        Accession Deed
--------------------------------------------------------------------------------


                                  Deed of Accession

Date:

Parties:            [                   ] of [                  ] ("Transferee")

Recitals:

               A. Telstra Corporation Limited (ACN 051 775 556) ("TCL"), Telstra Holdings Pty Limited (ACN 057 808 938) ("THPL"), Austar United Communications Limited (ACN 087 695 707) ("AUCL"), Saturn (NZ) Holding Company Pty Ltd (ACN 088 052
                    000) and Saturn Communications Limited ("the Company") are parties to an agreement dated [ ] ("Shareholders Agreement").

               B. The Shareholders Agreement contemplates that shares in the Company may be transferred to a third party. Pursuant to clause 5.7 of the Shareholders Agreement, before any person can acquire shares in the Company it must become a party to the Shareholders Agreement by executing a deed of accession on the terms of this deed.

               C. The Transferee is to acquire or be issued shares in the Company and enter into this Deed as required by the Shareholders Agreement.

Operative provisions:

1    Accession
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     1.1  The  Transferee  agrees to be bound by the  terms of the  Shareholders
          Agreement with effect from the date it acquires Shares in the Company and expressly undertakes to observe and perform all provisions of the Shareholders Agreement from that date as if named as an original party to that agreement in the capacity of a Shareholder (as that term is defined in the Shareholders Agreement).

     1.2 If the Transferee is acquiring existing Shares (as that term is defined in the Shareholders Agreement) it shall succeed to all of the rights and obligations of the transferor of those Shares under the Shareholders Agreement (except for any rights (but not obligations) under clause 10).

2    Notices
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     For the purpose of clause 19.5 of the Shareholders Agreement,  the address, facsimile and email details of the Transferee are:

     Address:        [                          ]

     Attention:      [                          ]

     Fax:                     [                          ]

     Email:                   [                           ]

3    Miscellaneous
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         This deed is governed by the law in force in New South Wales.


EXECUTED as a deed